10f-3 REPORT

                        HIGH YIELD BOND TRUST

                 June 1, 2000 through August 30, 2000

                        Trade                                 % of
Issuer                  Date   Selling Dealer Amount   Price  Issue(1)

Williams Communications 8/3/00 Merrill Lynch  $250,000 $100.00 0.04%
 11.70% due 8/1/08

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.



                             10f-3 REPORT

                        HIGH YIELD BOND TRUST

             September 1, 2000 through November 30, 2000

                        Trade                                    % of
Issuer                  Date   Selling Dealer    Amount  Price   Issue(1)

Resolution Performance 11/9/00 Morgan Stanley DW $70,000 $98.660 0.04%
 13.50% due 11/15/10

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.